Exhibit 99.1
FOR IMMEDIATE RELEASE
Assisted Living Concepts, Inc. Announces One for Five Reverse Stock Split
MENOMONEE FALLS, WISCONSIN March 10, 2009
Assisted Living Concepts, Inc. (“ALC”) (NYSE:ALC) announced that its Board of Directors approved a reverse stock split of its Class A and Class B Common Stock at a ratio of 1 to 5, with the planned effective date of March 17, 2009. Accordingly, as of the effective date, each five shares of issued and outstanding Class A and Class B Common Stock will be converted into one share of Class A and Class B Common Stock, respectively. The reverse stock split will be effected by filing a Certificate of Change to ALC’s Amended and Restated Articles of Incorporation with the Secretary of State of Nevada.
“We believe this reverse split will make our stock more attractive to a broader range of institutional and other investors as well as reduce some of our costs,” said Laurie Bebo, President and Chief Executive Officer. “Share price plays an important role in stocks that institutions are willing to consider for investment and stocks which may be used for margin purposes. ALC continues to have a strong balance sheet, good cash flow, and consistent earnings. We realize there is an optimal share price range that enhances liquidity and draws a mix of institutional and individual investors. We expect that this reverse stock split will facilitate an appropriate balance.”
“The current challenges in the economy have driven down the prices of many stocks, including ALC’s,” said Ms. Bebo. “ALC has good prospects to do well as the economy recovers and stock values return to historical norms. Our long-term business model remains unchanged and we believe we will significantly benefit from both an eventual economic recovery and the continuation of favorable demographic trends.”
About Us
Assisted Living Concepts, Inc. and its subsidiaries operate 216 assisted living residences with capacity for over 9,000 residents in 20 states. ALC’s assisted living facilities typically consist of 40 to 60 units and offer residents a supportive, home-like setting and assistance with the activities of daily living. ALC employs approximately 4,650 people.
Forward-looking Statements
Statements contained in this release other than statements of historical fact, including statements regarding the anticipated effects of the reverse stock split and the anticipated financial performance, business strategy and management’s plans and objectives for future operations including managements expectations about improving occupancy and private payer mix, are forward-looking statements. These forward-looking statements generally include words such as “expect,” “point toward,” “intend,” “will,” “indicate,” “anticipate,” “believe,” “estimate,” “plan,” “strategy” or “objective.” Forward-

looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. In addition to the risks and uncertainties referred to in the release in connection with forward-looking statements, other risks and uncertainties are identified in ALC’s’ filings with United States Securities and Exchange Commissions and include, but are not limited to, the following: changes in the health care industry in general and the long-term senior care industry in particular because of political and economic influences; changes in general economic conditions, including changes in the availability of credit at reasonable rates; changes in regulations governing the industry and ALC’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against ALC; ALC’s ability to maintain and increase census levels; ALC’s ability to attract and retain qualified personnel; the availability and terms of capital to fund ALC’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on ALC’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information. ALC assumes no obligation to update any forward-looking statement.
For further information, contact:
Assisted Living Concepts, Inc.
John Buono
Sr. Vice President, Chief Financial Officer and Treasurer
Phone: (262) 257-8999
Fax: (262) 251-7562
Email: jbuono@alcco.com